Exhibit 99.1

 ICR ConferenceJanuary 14, 2019

 2  Safe Harbor    This slide presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Statements made in this slide presentation that relate to future plans events or performances are forward-looking statements. Any statements containing words such as “believes,” “anticipates,” “plans,” or “expects,” and other statements which are not historical facts contained in this slide presentation are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Important factors that may cause actual results to differ are set forth in the company's periodic filings with the US Securities and Exchange Commission. Any forward-looking statements included in this slide presentation are made only as of the date they are made and we undertake no obligation to update such statements to reflect events or circumstances occurring after the date of this slide presentation except as required by law.

 3  Share overview (as of January 11, 2019)  RiceBran Technologies: RIBTShares outstanding: 29.1mmRecent price: $3.17Market capitalization: $92.2mmAverage daily trading volume: 106k

 4  Our mission:    Nutritional Benefits: High in fiber, protein, healthy fats and anti-oxidantsClean Label Attributes: Gluten free, non-allergenic and non-GMOReaches Broad Market Segments: Vegan, Kosher and non-GMOAttractive Product Story: By-product from milling creates large supplySales Team Leverage: Strong sales team getting access, can sell more  To Expand our Market Leading Position as a Producer of Value-Added Rice Bran Ingredients and Expand into Other Unique Ingredients

 5  Rice Bran is a highly underutilized food resource    Global production estimated at ~52 MMT per yearRaw rice bran prone to rapid oxidation, quickly destroys its nutritional and economic valueLess than 1% used for human consumption  0 - 33 - 66 - 99 -212 - 3.8K3.8K – 7.7K7.7K – 11.5K11.5K – 15.3K  1000 MT/YR

 6  What is rice bran    Rice bran has been undervalued as animal feed and a waste-product due to its short shelf lifeUpon milling, the rice bran becomes rancid within hours of milling and is commonly disposed as a low value by-productRBT’s proprietary technology stabilizes rice bran for one year, allowing its use in food and animal nutrition productsAll white rice starts as whole grain rice or brown riceMost of the nutritive value is found in bran and germ During the milling process, the bran layers and germ, commonly referred to as rice bran, are removed in the process of producing white rice The rice bran has a balanced and dense nutrient profile of protein, fiber, fats and carbs along with a rich source of vitamin E and gamma-oryzanol antioxidants   RiceBran Technologies’ proprietary stabilization process brings this highly attractive ingredient to market

 7  How rice bran helps companies meet new trends  Beverage ($10 billion category) Nutritional beverage companies use rice bran as a fiber additive, protein source and anti-oxidant supplementNatural Snacks and Crackers ($5 billion category) Snack companies use rice bran as a non-GMO and gluten free replacement for corn, wheat and soy with the benefit of high protein and fiber Gluten Free and Organic Baking ($1 billion category) Rice bran is a gluten free substitute for wheat flours that also provides a rich protein and fiber source Companion Animal ($2 billion category) Companion animal companies are moving towards clean label, human-grade ingredients in pet food

 8  RBT is shifting focus to growth     Balance sheet repair and certification efforts largely completeAdditional sales hires improved access to companion animal, protein, CPG, starch and fiber markets, and we are now positioned to add more products to our portfolioImportance of driving sales growth to lever cost structurePositioned to expand our dominant market share in stabilized rice bran and related products

Strengthening our supply chain to drive growth

- Inventory-focused production versus build-to-order
- Safety-stock inventories will reduce seasonal supply risks
- Improving demand and production planning
- Expanding into Arkansas improves supplies
- Being a better partner for our suppliers – improving our consistency can improve supplies

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Golden Ridge helps growth, lessens risk, adds EBITDA

- **RBT acquired Golden Ridge Rice Mills on November 28, 2018 for total consideration of $7.8mm, $5.0mm in the form of RBT stock**

- **Golden Ridge provides RBT important benefits**
  - Expands SRB capacity and gives us full control of production process
  - Reduces capital risk – owning production vs. leased/supply agreement
  - Entry into Arkansas – produces about 50% of U.S. rice supply with shorter shipping lanes to the Midwest and Northeast
  - Broader product portfolio and customer base
  - Meaningful EBITDA

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 11  FDA letter granting RBT’s petition    Companies using our rice bran fiber products can now make dietary fiber claims for these ingredientsIn early July 2018, RBT received the FDA letter granting our petition to include rice bran fiber in the Agency’s list of Approved Dietary FibersRice bran fiber contains a mix of cellulose, arabinoxylan, lignin and pectin to qualify for this finding.

 12  Driving operational improvements    Plant-level performance incentives to drive stronger resultsImproving transportation and logistic capabilities in challenging cost environmentAdding capacity in the Delta – closer proximity to more customers should drive sales expansion and improved marginsInvesting in new products and product extensions – targeting 2-3 per year

 13  Third Quarter Financial Results SummaryIncome Statement & GAAP Reconciliation      Full Financial Statements in Appendix A

 14  Third Quarter Financial Results SummaryBalance Sheet Highlights    Full Financial Statements in Appendix A

 15  Capital structure    Presently 29.1mm shares outstanding Almost all debt eliminatedWarrantsDuring the twelve months ended December 31, 2018, we had cash exercises for 8.7mm shares bringing in $11.1mm Remaining warrants (approximate values)6.9mm warrants to purchase stock at $0.96: 3.2mm shares provide “cash” exercise only, exercise would yield $3.0mm50k warrants to purchase stock at $2.00: all shares are “cash” exercise only, exercising the warrants would yield $0.1mm0.6mm warrants to purchase stock at $3.30: all shares are “cash” exercise only, exercising the warrants would yield $2.0mm2.7mm warrants to purchase stock at $5.25-$6.63 – 2.2mm shares are “cash” exercise only, exercising the warrants would yield $11.7mm

Financial and operational challenges

- **Raw bran prices are cyclically elevated and putting pressure on our margins**
  - Delta has lowest bran prices, especially in Arkansas

- **Freight costs are a food industry headwind**

- **Cap Ex: major Cap Ex cycle should slow considerably by mid- to late-2019**
  - Large investment related to certification 2017-2019
  - 1Q:19 debottlenecking at Golden Ridge
  - Mid-2019 investments focused on productivity and capacity

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 17  Focused on driving growth and positive EBITDA    Targeting four primary goals in the core rice bran business: substantial expansion of SRB, maximize derivative products, develop 2-3 new products annually, target 10% EBITDA marginGolden Ridge focus on debottlenecking driving higher sales volumes, cross-selling, and possible major expansionOther key objectives in 2019 – active new customer pipeline, accelerating growth in rice bran business

 18  Stronger 4Q:18, targeting growth and +EBITDA in 2019    RBT guided FY 2018 revenues between $14.5mm-$15.5mm and an improvement in 4Q:18 adjusted EBITDA from 3Q:18 levels2019 should see sequential acceleration of rice bran business, benefits of Golden RidgeExpect overall 2019 revenue of $40mm, breakeven adjusted EBITDA by mid-2019Compelling long-term sales and margin opportunity

Management team

- Brent Rystrom, Chief Executive Officer
  - Prior to being named CEO on October 1, 2018, Mr. Rystrom was previously Chief Operating Officer and Chief Financial Officer
- Dennis Dykes, Chief Financial Officer
  - Prior to being named CFO on October 1, 2018, Mr. Dykes was previously Chief Accounting Officer
- Kevin Mosley, Senior Vice President and Chief Revenue Officer
  - Mr. Mosley joined RBT in August of 2017 and brings over 30 years of experience in the ingredient and finished goods segments of human and companion animal food industry
- Robert DePaul, VP of Operations
  - Mr. DePaul has been with RBT for more than 11 years and brings over 22 years of operations, food processing and inventory management experience
- Sherry Rhoads, VP of Compliance, Regulatory, and External Affairs
  - Ms. Rhoads joined RBT on September 4, 2018 and bring over 30 years of food safety experience

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20  Corporate governance    Brent Rosenthal, Chairman of the Board - Mr. Rosenthal has over 20 years of investment experience including prominent food investments: Aramark, Nielsen, Park City Group and Huff Hispanic Food Consolidation. Additionally, Mr. Rosenthal has extensive public company Board and turnaround experience.Beth Bronner - Ms. Bronner is member of the Audit Committee and a highly experienced board member and food industry executive with prior roles at Hain Celestial, Jamba Juice, Jim Beam, Nabisco, Revlon, Haagen-Dazs and Sunbeam.David Chemerow - Mr. Chemerow is a member of the Audit Committee and has served in senior management positions with several public companies including comScor and Rentrak. Ari Gendason - Mr. Gendason is the Chief Investment Officer and Senior Vice President of Continental Grain Company where he has served since 2004. Previously, Mr. Gendason invested in both public and private technology companies.David Goldman - Mr. Goldman is Chairman of the Audit Committee and a former Deloitte LLP Audit Partner where he served 35 years. Baruch Halpern - Mr. Halpern is the founder of Halpern Capital with over 35 years of investing experience.Henk Hoogenkamp - Mr. Hoogenkamp is an experienced food industry executive formerly with Protein Technologies (now an alliance between Du Pont and Bunge) and DMV-Campina USA (now Royal FrieslandCampina). Additionally, Mr. Hoogenkamp is a prolific author on plant proteins and food ingredients.Brent Rystrom, CEO

 21  Appendix A

 22  Appendix A

 23  Appendix A    USE OF NON-GAAP FINANCIAL INFORMATION  We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. The table on the following slides contain a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three and nine months ended September 30, 2018 and September 30, 2017. We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table below.

 24  Appendix A

 25  Appendix A